Exhibit 99.1

We make statements in this presentation, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation or its subsidiaries (collectively, the “Company” or “we”) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important risk factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such risk factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors, including those related to the significant disruption to financial markets and economic activity due to the onset of the Coronavirus pandemic, that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) from time to time. In light of risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this presentation. The forward-looking statements are made as of the date of this presentation, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.   FORWARD-LOOKING STATEMENTS:

1. WELCOME BY JOHN SOULT, JR., CHAIRMAN OF THE BOARD OF RIVERVIEW FINANCIAL CORPORATION 2. INTRODUCTION OF DIRECTORS AND REPRESENTATIVES FROM LEGAL COUNSEL LUSE GORMAN, PC & AUDITORS CROWE, LLP. 3. PRESENTATION OF PROOF OF NOTICE OF MEETING. 4. PRESENTATION OF PROOF OF QUORUM. 5. DISCUSSION OF ITEMS TO BE VOTED UPON. 6. VOTING ON PROPOSALS. 7. PRESIDENT AND CHIEF EXECUTIVE OFFICER PRESENTATION, FOLLOWED BY Q&A SESSION. 8. REPORT OF JUDGES OF ELECTION. 9. ADJOURNMENT. AGENDA July 8, 2021

MANAGEMENT PRESENTATION BY OUR PRESIDENT & CEO, BRETT D. FULK

Consolidated Selected Financial Data (Dollars in thousands, except per share data) Year Ended December 31 2020 2019 2018 2017 2016 Condensed statements of financial performance: Interest income $46,046 $49,547 $51,854 $29,593 $20,336 Interest expense 6,783 8,600 7,965 4,120 2,172 Net interest income 39,263 40,947 43,889 25,473 18,164 Provision for loan losses 6,282 2,406 615 2,734 453 Net interest income after provision for loan losses 32,981 38,541 43,274 22,739 17,711 Noninterest income 8,773 8,514 8,880 4,411 3,647 Noninterest expense 62,708 42,068 38,925 28,560 17,329 Income before income taxes (20,954) 4,987 13,229 (1,410) 4,029 Provision for income tax expense 257 701 2,371 3,501 962 Net income $(21,211) $4,286 $10,858 $(4,911) $3,067 Condensed statements of financial position: Investment securities $103,695 $91,247 $104,677 $93,201 $73,113 Net loans 1,127,039 844,593 886,836 949,665 405,611 Other Assets 126,820 144,114 146,090 120,741 64,324 Total Assets $1,357,554 $1,079,954 $1,137,603 $1,163,607 $543,048 Deposits $1,015,460 $940,480 $1,004,593 $1,026,480 $452,560 Short-term borrowings 6,000 31,500 Long-term debt 228,765 6,971 6,892 13,233 11,154 Other liabilities 15,897 14,393 12,208 11,638 5,914 Stockholders' equity 97,432 118,110 113,910 106,256 41,920 Total liabilities and stockholders' equity $1,357,554 $1,079,954 $1,137,603 $1,163,607 $543,048

COVID-19 PANDEMIC IMPACT ON RIVERVIEW

HIGHLIGHTS OF IMPACT OF COVID-19 PANDEMIC ON RIVERVIEW: The COVID-19 pandemic has and continues to have a profound effect on our consumer and business customers, including the sudden significant increase in the unemployment rate, which in turn has had numerous corresponding impacts on Riverview, including the following: LENDING: Significantly reduced customer borrowing needs due to business activity disruption; Reduced demand for Riverview credit products due to influx of Government financial relief through PPP loans to businesses, individual stimulus payments, and other Federal CARES Act related measures; Negatively impacted the creditworthiness of many potential and current borrowers; Increased levels of non-performing loans and limited collection activity; Created uncertainty regarding collateral valuations securing borrower obligations; and Increased liquidity from influx of PPP loan funds and consumer stimulus payments.

HIGHLIGHTS OF IMPACT OF COVID-19 PANDEMIC ON RIVERVIEW (Continued): DEPOSITS: Customers changed saving habits; and Revised product type preferences. CONSUMER AND BUSINESS SPENDING: Limited opportunities for Trust and Wealth Management; and Reduced transaction volumes for services related activities lowering service charge and fee generation.

HIGHLIGHTS OF IMPACT OF COVID-19 PANDEMIC ON RIVERVIEW (Continued): BRANCH DELIVERY SYSTEM: Government mandatory restrictions on “non-essential business” shut-downs and “stay at home” orders significantly affected the way we service customers; Temporarily limited some locations to drive-up and ATM services, with lobby access available by appointment only; and Reduced hours of operation at some locations and encouraged our customers to use electronic banking platforms. PROFITABILITY: Shrinking net interest margins as a result of the Federal Reserve FOMC actions to reduce interest rates; Material increases in the allowance for loan losses through loss provisions charged to operations; Reduction in noninterest income from waived services charges and fees; and Triggered the need to recognize impairment charges on goodwill.

COVID-19 ACTIONS TAKEN BY RIVERVIEW: At year end 2020, approximately one third of our work force was working from home. Strategic, temporary closure of offices, successfully consolidating customer traffic into nearby offices, online and/or mobile banking applications. Providing payment relief to borrowers experiencing financial stress due to COVID-19, including loan payment modifications for periods up to 6 months under guidelines established by regulatory agencies, avoiding a significant increase in troubled debt restructure classifications for eligible customers. Temporarily waiving late charges on loans and overdrafts on deposit accounts, upon request, for customers experiencing COVID-19 related financial hardship.

COVID-19 ACTIONS TAKEN BY RIVERVIEW (continued): Permitting penalty free early withdrawals from Certificates of Deposits, within certain parameters. Participated in the CARES Act approved Paycheck Protection Program (PPP) administered by the SBA as an SBA approved 7(a) lender in both rounds of program funding, successfully delivering PPP loan approvals to every eligible bank customer that applied for PPP funding with Riverview Bank. Temporarily eliminated NSF, ATM and other service charges in order to mitigate the burden on our customers and communities we serve.

COVID-19 PANDEMIC IMPACTS ON ASSET QUALITY

RIVERVIEW FINANCIAL CORPORATION

LOAN MODIFICATIONS UNDER THE CARES ACT:

- As of June 30, 2020, we had outstanding modifications to consumer and commercial customers for 501 loans totaling $256.4 million, or 22.0%, of total loans.

- As of December 31, 2020, we had outstanding modifications to consumer and commercial customers for 19 loans with outstanding balances totaling $21.9 million, or 1.92%, of total loans were currently deferring loan payments.

					Weighted Average Loan to Value		Aggregate Deferred Payments	
	Number of Loans	Amount	% of Outstanding Including PPP Loans	% of Outstanding Excluding PPP Loans	% of Total Loan Classification	% of Loans Modified	Principal	Interest
Commercial	2	$ 184	0.05%	0.17%				$ 8
Construction:								
Commercial	2	$ 1,136	2.52%				$ 33	$ 50
Hospitality	1	$ 7,318	25.77%		66.89%	77.85%		$ 238
Total	3	$ 8,454	11.52%				$ 33	$ 288
Commerical Real Estate								
Multi Family								
Owner Occupied								
Non-Owner Occupied								
Hospitality	3	$ 12,285	34.61%		66.16%	67.48%	$ 318	$ 255
Agricultural	1	$ 359	1.29%				$ 10	$ 15
Total	4	$ 12,644	2.52%				$ 328	$ 270
Residential Real Estate	10	$ 572	0.29%				$ 22	$ 24
Consumer								
Total	19	$ 21,854	1.92%	2.46%			$ 383	$ 590

*Dollars in thousands.

ANNUAL MEETING 2021 | Growing Together in Changing Seasons

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PAYCHECK PROTECTION PROGRAM (PPP) 2020 PPP Statistics RIVERVIEW processed 1,275 PPP Loans for nearly $275MM Of those, 748 were from new customers from an agent relationship, originating more than $225MM in new loan balances Average Loan Amount of $215K Generated Approximately $7.6MM in associated fee income of which $2.5MM was recognized in 2020.Total interest and fees earned in 2020 was $4.4 MM. Source: Company provided documents

ASSET QUALITY & RESERVE COVERAGE RATIOS Loan Loss Reserves / NPLs (1) NCOs / Avg. Loans NPLs / Loans(1) Loan Loss Reserves / Total Loans(1) Source: S&P Global Market Intelligence Note: :Increase in NPLs in 2020 primarily due to one hospitality relationship totaling approximately $7.5MM of performing troubled debt restructured loans NPLs include performing TDR loans

ASSET QUALITY (1) Excludes PPP loans

COVID-19 PANDEMIC IMPACT ON PROFITABILITY

GOODWILL IMPAIRMENT The most significant factor impacting our income in 2020 was the recognition of a goodwill impairment charge of $24.8 million in the second quarter ended June 30, 2020. Accounting guidance requires the Company to test its goodwill impairment at least annually, or more frequently, if an event occurs or circumstances change which are considered to be a triggering event that would more likely than not reduce the fair value of its goodwill below the carrying value of the reporting unit, Riverview Bank. The Company noted that at the beginning of the second quarter of 2020, a triggering event occurred as a result of the onset of the COVID-19 pandemic as the market price of its common shares decreased significantly below the carrying value of its equity per share and that the market price did not recover during the second quarter. The goodwill impairment of $24.8 million had no impact on tangible book value, regulatory capital ratios, liquidity, cash balances or the Company’s safety and soundness.

NET INTEREST INCOME & NET INTEREST MARGIN Key Components of NII and NIM Net Interest Income (NII) and Net Interest Margin (NIM) (1) (2)

ASSET QUALITY In 2020 we increased Loan Loss Provisions by 3.8 million. Change from prior year ($000 and %)

Branch Optimization Strategy, whereby management identifies underperforming office locations for potential redeployment of resources into more attractive long-term growth markets: Closure of two underperforming offices in the first quarter of 2021 and sale of two additional offices in the second quarter of 2021. On January 15, 2021, the Company announced the execution of a definitive agreement whereby AmeriServ Financial, Inc. will acquire Citizens Neighborhood Bank’s (“CNB”), an operating division of Riverview Bank, branch and deposit customers in Meyersdale, as well as the deposit customers of CNB’s leased branch in the Borough of Somerset. The transaction is expected to close in the second quarter of 2021, subject to regulatory approval and other customary closing conditions. As December 31, 2020, the related deposits total $47.9 million and will be acquired for a 3.71% deposit premium and are considered as held for assumption within total deposits. BRANCH REPOSITIONING & NEW MARKET PENETRATION

GROWTH MARKETS: Lehigh & Bucks Counties BRANCH REPOSITIONING & NEW MARKET PENETRATION

COVID-19 PANDEMIC IMPACT ON CAPITAL ADEQUACY AND ACTIONS TAKEN

Regulatory bodies recently issued guidance reminding bank management of the importance of taking capital preservation actions in these uncertain economic times and encouraging management to remain vigilant on how the current pandemic environment impacts their organization’s financial performance, need for capital, and ability to serve customers and communities throughout this crisis. In response to this guidance, and as a result of our 2020 earnings impact to our retained earnings, the Board of Directors of Riverview decided on July 23, 2020, to suspend the payment of dividends in order to conserve capital until further notice. Excerpts from a Federal Reserve Bank Update April 28, 2020 with references to FRB SR Letter 09-04, “Applying Supervisory Guidance and Regulations on the Payment of Dividends, Stock Redemptions, and Stock Repurchases at Bank Holding Companies.”   “As a general matter, the board of directors of a bank holding company (“BHC”) should eliminate, defer, or significantly reduce the BHC’s dividends if the BHC’s prospective rate of earnings retention is not consistent with the BHC’s capital needs and overall current and prospective financial condition. This is particularly applicable now more than ever given the economic uncertainties caused by the COVID-19 pandemic. During these challenging times, it is critical that capital actions preserve an BHC’s ability to respond to uncertainty and do not raise safety and soundness concerns.”   DIVIDEND SUSPENSION:

BANK LEVEL CAPITAL ADEQUACY

Investor Services: Transfer Agent: American Stock Transfer and Trust, LLC (800) 937-5449 Dividend Reinvestment Direct Deposit MARKET MAKERS: Boenning & Scattergood (610) 862-5368 Keefe, Bruyette & Woods (212) 887-7777 Wedbush Securities (866) 662-0351 INFORMATION SOURCES: Riverview Website www.riverviewbankpa.com under “Investor Relations” www.Sec.gov - Current filings with the Securities and Exchange Commission www.Fdic.gov - Call Reports, Uniform Bank Performance Reports, Summary of Branch Deposits Scott A. Seasock Telephone:  717-827-4039 Email:  sseasock@riverviewbankpa.com Investor Relations |Contacts and Information Sources

THANK YOU for attending the 2021 Riverview Financial Corporation Annual Shareholder Meeting.